                                                                     EXHIBIT 4.1

================================================================================

                           INNOVA, S. DE R.L. DE C.V.,
                                     Issuer

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

                                       and

                        THE BANK OF NEW YORK (LUXEMBOURG)
                         Paying Agent and Transfer Agent

                              ---------------------

                                    Indenture

                         Dated as of September 19, 2003

                              ---------------------

                          9.375% Senior Notes due 2013

================================================================================

                              CROSS-REFERENCE TABLE

TIA Sections                                                      Indenture Sections
------------                                                      ------------------
Section 310(a)(1)......................................         7.10
           (a)(2)......................................         7.10
           (a)(5)......................................         7.10
           (b).........................................         7.03; 7.08
Section 311............................................         7.03
Section 313(a).........................................         7.06
           (c).........................................         7.05; 7.06
Section 314(a).........................................         4.17; 10.02
           (a)(4)......................................         1.01 "Officers' Certificate"
           (c)(1)......................................         10.03
           (c)(2)......................................         10.03
           (e).........................................         1.01 "Officers' Certificate",
           ............................................         "Opinion of Counsel"
Section 315(a)-(d).....................................         7.02
Section 316(a).........................................         6.06
           (b).........................................         6.07
Section 317(a)(1)......................................         6.08
           (a)(2)......................................         6.09
Section 318(a).........................................         10.01
           (c).........................................         10.01

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..............................................................................      1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act........................................     23
SECTION 1.03.  Rules of Construction....................................................................     24

                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01.  Form and Dating..........................................................................     24
SECTION 2.02.  Restrictive Legends......................................................................     26
SECTION 2.03.  Execution, Authentication and Denominations..............................................     26
SECTION 2.04.  Registrar and Paying Agent...............................................................     27
SECTION 2.05.  Paying Agent to Hold Money in Trust......................................................     28
SECTION 2.06.  Transfer and Exchange....................................................................     28
SECTION 2.07.  Book-Entry Provisions for Global Notes...................................................     29
SECTION 2.08.  Special Transfer Provisions..............................................................     30
SECTION 2.09.  Replacement Notes........................................................................     32
SECTION 2.10.  Temporary Notes..........................................................................     32
SECTION 2.11.  Cancellation.............................................................................     33
SECTION 2.12.  CUSIP Numbers............................................................................     33
SECTION 2.13.  Defaulted Interest.......................................................................     33
SECTION 2.14.  Issuance of Additional Notes.............................................................     33

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01.  Right of Redemption......................................................................     34
SECTION 3.02.  Notices to Trustee.......................................................................     34
SECTION 3.03.  Selection of Notes to Be Redeemed........................................................     34
SECTION 3.04.  Notice of Redemption.....................................................................     35
SECTION 3.05.  Effect of Notice of Redemption...........................................................     36
SECTION 3.06.  Deposit of Redemption Price..............................................................     36
SECTION 3.07.  Payment of Notes Called for Redemption...................................................     36

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01.  Payment of Notes.........................................................................     37
SECTION 4.02.  Maintenance of Office or Agency..........................................................     37
SECTION 4.03.  Limitation on Indebtedness...............................................................     37

SECTION 4.04.  Limitation on Restricted Payments........................................................     40
SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..     43
SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries..........     44
SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted Subsidiaries.........................     44
SECTION 4.08.  Limitation on Transactions with Social Part Holders and Affiliates.......................     45
SECTION 4.09.  Limitation on Liens......................................................................     46
SECTION 4.10.  Limitation on Asset Sales................................................................     47
SECTION 4.11.  Repurchase of Notes upon a Change of Control.............................................     48
SECTION 4.12.  Existence................................................................................     48
SECTION 4.13.  Payment of Taxes and Other Claims........................................................     48
SECTION 4.14.  Maintenance of Properties and Insurance..................................................     49
SECTION 4.15.  Notice of Defaults.......................................................................     49
SECTION 4.16.  Compliance Certificates..................................................................     49
SECTION 4.17.  Commission Reports and Reports to Holders................................................     50
SECTION 4.18.  Waiver of Stay, Extension or Usury Laws..................................................     50
SECTION 4.19.  Limitation on Sale-Leaseback Transactions................................................     51
SECTION 4.20.  Comision Nacional Bancaria y de Valores..................................................     51
SECTION 4.21.  Additional Amounts.......................................................................     51

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01.  Consolidation, Merger and Sale of Assets.................................................     54
SECTION 5.02.  Successor Substituted....................................................................     55

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default........................................................................     55
SECTION 6.02.  Acceleration.............................................................................     57
SECTION 6.03.  Other Remedies...........................................................................     57
SECTION 6.04.  Waiver of Past Defaults..................................................................     57
SECTION 6.05.  Control by Majority......................................................................     57
SECTION 6.06.  Limitation on Suits......................................................................     58
SECTION 6.07.  Rights of Holders to Receive Payment.....................................................     58
SECTION 6.08.  Collection Suit by Trustee...............................................................     59
SECTION 6.09.  Trustee May File Proofs of Claim.........................................................     59
SECTION 6.10.  Priorities...............................................................................     59
SECTION 6.11.  Undertaking for Costs....................................................................     60
SECTION 6.12.  Restoration of Rights and Remedies.......................................................     60
SECTION 6.13.  Rights and Remedies Cumulative...........................................................     60
SECTION 6.14.  Delay or Omission Not Waiver.............................................................     60

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01.  General..................................................................................     60
SECTION 7.02.  Certain Rights of Trustee................................................................     62
SECTION 7.03.  Individual Rights of Trustee.............................................................     63
SECTION 7.04.  Trustee's Disclaimer.....................................................................     63
SECTION 7.05.  Notice of Default........................................................................     63
SECTION 7.06.  Reports by Trustee to Holders............................................................     63
SECTION 7.07.  Compensation and Indemnity...............................................................     64
SECTION 7.08.  Replacement of Trustee...................................................................     64
SECTION 7.09.  Successor Trustee by Merger, Etc.........................................................     65
SECTION 7.10.  Eligibility..............................................................................     65
SECTION 7.11.  Money Held in Trust......................................................................     65
SECTION 7.12.  Withholding Taxes........................................................................     65

                                  ARTICLE EIGHT
                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of Company's Obligations.....................................................     66
SECTION 8.02.  Defeasance and Discharge of Indenture....................................................     67
SECTION 8.03.  Defeasance of Certain Obligations........................................................     69
SECTION 8.04.  Application of Trust Money...............................................................     70
SECTION 8.05.  Repayment to Company.....................................................................     70
SECTION 8.06.  Reinstatement............................................................................     70

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders...............................................................     70
SECTION 9.02.  With Consent of Holders..................................................................     71
SECTION 9.03.  Revocation and Effect of Consent.........................................................     72
SECTION 9.04.  Notation on or Exchange of Notes.........................................................     72
SECTION 9.05.  Trustee to Sign Amendments, Etc..........................................................     73
SECTION 9.06.  Conformity with Trust Indenture Act......................................................     73

                                   ARTICLE TEN
                                  MISCELLANEOUS

SECTION 10.01.  Trust Indenture Act of 1939.............................................................     73
SECTION 10.02.  Notices.................................................................................     73
SECTION 10.03.  Certificate and Opinion as to Conditions Precedent......................................     74
SECTION 10.04.  Statements Required in Certificate or Opinion...........................................     74
SECTION 10.05.  Rules by Trustee, Paying Agent or Registrar.............................................     75
SECTION 10.06.  Payment Date Other Than a Business Day..................................................     75
SECTION 10.07.  Governing Law; Submission to Jurisdiction; Agent for Service............................     75
SECTION 10.08.  Currency Indemnity......................................................................     75

SECTION 10.09.  No Adverse Interpretation of Other Agreements...........................................     76
SECTION 10.10.  No Recourse Against Others..............................................................     76
SECTION 10.11.  Successors..............................................................................     76
SECTION 10.12.  Duplicate Originals.....................................................................     76
SECTION 10.13.  Separability............................................................................     76
SECTION 10.14.  Table of Contents, Headings, Etc........................................................     76

EXHIBIT  A  Form of Rule 144A Note........................................   A-1

EXHIBIT  B  Form of Regulation S Note.....................................   B-1

EXHIBIT  C  Form of Transfer Certificate for Exchange or Transfer
            from the Rule 144A Note to the Regulations S Note
            prior to the expiration of the Restricted Period..............   C-1

EXHIBIT  D  Form of Transfer Certificate for Transfer or Exchange
            from the Rule 144A Note to the Regulation S Note after
            the expiration of the Restricted Period.......................   D-1

EXHIBIT  E  Form of Transfer Certificate for Transfer or Exchange
            from the Regulation S Note to the Rule 144A Note..............   E-1

                  INDENTURE, dated as of September 19, 2003, among INNOVA, S. de R.L. de C.V., a variable capital limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of Mexico, as Issuer (the "Company"), The Bank of New York, a New York banking corporation (the "Trustee") and The Bank of New York (Luxembourg), as a Paying Agent and Transfer Agent.

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to U.S.$300,000,000, aggregate principal amount of the Company's 9.375% Senior Notes due 2013 (the "Notes") issuable as provided in this indenture pursuant to the terms of a Purchase Agreement dated September 12, 2003 (the "Purchase Agreement") among the Company and J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as the initial purchasers. The Exchange Notes issued upon the consummation of an exchange offer for the Notes or upon the effectiveness of a shelf registration statement with respect to the Notes will be freely transferable under the U.S. securities laws. All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid and legally binding obligations of the Company as hereinafter provided.

                  This Indenture will, prior to the commencement of the exchange offer referred to above, be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. Definitions.

                  "Acquired Indebtedness" means (i) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition and (ii) Indebtedness of a Person secured by a Lien encumbering any asset acquired by such Person, which Indebtedness was not Incurred in connection with, or in anticipation of, such acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such

Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

                  "Additional Amounts" has the meaning provided in Section 4.21.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with Mexican GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except, in the case of net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
Section 4.04. (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) except in the case of any restriction or encumbrance permitted under clause (ii) or (iv) of Section 4.05., the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis, net of any related fees and expenses) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04., any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

                  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), including any write-ups or restatements required under Mexican GAAP (other than with respect to items referred to in clause (ii) below), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with Mexican GAAP and filed with the Commission or provided to the Trustee pursuant to
Section 4.17.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means any Register, Paying Agent, authenticating agent or co-Registrar.

                  "Agent Members" has the meaning provided in Section 2.07(a).

                  "Asset Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

                  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction, but not the granting of a Lien) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (excluding property, assets or Capital Stock of Unrestricted Subsidiaries) of the Company or any of its Restricted Subsidiaries other than transactions (A) in the ordinary course of business of the Company or such Restricted Subsidiary or
(B) that constitute "Restricted Payments" which are permitted under Section
4.04. and, in each case, that are not governed by the provisions of the Indentures applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (a) sales, transfers or other dispositions of DTH Units, inventory, services (including advertising), receivables and other current assets, (b) sales, transfers or other dispositions of assets for consideration at least substantially equal to the fair market value of the assets sold or disposed of, provided that the consideration received would satisfy clause (ii) of the first sentence of Section 4.10., or (c) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, provided further that a transaction described in clauses (i), (ii) and (iii) shall constitute an Asset Sale only if the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $2.5 million or more in any 12-month period.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof, if duly authorized to act under the Company's organizational documents including with respect to the Indenture.

                  "Board Resolution" means a copy of a resolution, certified by the Secretary, Pro-Secretary or Assistant Secretary of the Company as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, social parts, interests, participation or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with Mexican GAAP, is required to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) (other than the Existing Social Part Holders and their Affiliates) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) any "person" or "group" (other than the Existing Holders and their respective Affiliates), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees appointed to the Board of Directors such that the nominees, when added to any existing member remaining on the Board of Directors of the Company after such appointment who was a nominee of or is an Affiliate or Related Person of such "person" or "group," will constitute a majority of the Board of Directors of the Company.

                  "Clearstream Banking" means Clearstream Banking, societe anonyme, or any successor.

                  "Closing Date" means the date on which the Notes are originally issued under the Indenture.

                  "CNBV" means the Comision Nacional Bancaria y de Valores.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, social parts, participation or other equivalents (however designated, whether voting or nonvoting) of such Person's equity, other than Disqualified Stock of such Person, whether now outstanding or issued after the Closing Date, including all Common Stock or Preferred Stock (other than Disqualified Stock).

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

                  "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President, its Chief Financial Officer or a Vice President and (ii) by its Chief Accounting Officer, Treasurer, an Assistant Treasurer, its Secretary, Pro-Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause
(ii) above; provided further that the initial Company Order to be delivered pursuant to Section 2.03 may be signed by one officer listed in clause (i) above.

                  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus the sum of the amounts for such period of (i) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, plus (ii) income and asset taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), plus (iii) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, plus (iv) amortization expense, including (without limitation) amortization of pre-operating expenses, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, plus (v) foreign exchange losses that are reported below the "operating income" line on the Company's statement of income, plus (vi) all non-cash items that are reported below the "operating income" line on the Company's statement of income (including monetary losses and equity in losses of Persons that are not Restricted Subsidiaries) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by Mexican GAAP to be, made), plus (vii) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, less (viii) deferred income taxes and accrued employee profit sharing amounts (other than deferred income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), less (ix) foreign exchange gains that are reported below the "operating income" line on the Company's statement of income and less (x) all non-cash items that are reported below the "operating income" line on the Company's statement of income (including monetary gains that are reported and equity in earnings of Persons that are not Restricted Subsidiaries), to the extent increasing Adjusted Consolidated Net Income (other than items that will result in the receipt of cash payments), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with Mexican GAAP and on a basis consistent with the methods and manner such items are reported in the Company's audited consolidated financial statements included in this Memorandum; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with Mexican GAAP or otherwise reduced in calculating Adjusted Consolidated Net Income) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of social parts of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by
(2) the total number of social parts of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest paid (by any Person) with respect to Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however,
(i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization or write-off thereof) paid or payable in connection with the offering of the Notes, the exchange offer or Shelf Registration Statement with respect to the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with Mexican GAAP.

                  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recent fiscal quarter to (ii) the aggregate amount of Consolidated EBITDA for the four preceding fiscal quarters in each case for which financial statements of the Company have been filed with the Commission or provided to the relevant Trustee pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to any Indebtedness (including, if applicable, the Notes) Incurred during such Four Quarter Period or subsequent to the end of the Four Quarter Period and on or prior to the Transaction Date, in each case as if such Indebtedness has been Incurred, and the proceeds thereof had been applied, on the first day of such Four Quarter Period; (b) pro forma effect shall be given to any Indebtedness that was outstanding during such Four Quarter Period or thereafter but that is not outstanding or is to be repaid, defeased or satisfied on the Transaction Date, as if such Indebtedness had been repaid, defeased or satisfied on the first day of the Four Quarter Period; (c) pro forma effect shall be given to Asset Sales, Asset Dispositions and Asset Acquisitions (including given pro forma effect to the application of proceeds of any Asset Sale or Asset Disposition) that occur during the period beginning on the first day of the Four Quarter Period and ending on the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (d) pro forma effect shall be given to asset sales, asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Sales, Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Sales, Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that, to the extent that clause (c) or
(D) of this sentence requires that pro forma effect be given to an Asset Sale, Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; (E) Indebtedness of a Restricted Subsidiary shall be excluded, in the same proportion that, pursuant to any provision described in clause (iii) of the definition of "Adjusted Consolidated Net Income" which is expected to remain in effect, any of the net income of such Restricted Subsidiary is not permitted to be paid to holders of Common Stock of such Restricted Subsidiary; and (F) the aggregate amount of Indebtedness outstanding as of the end of the Four Quarter Period will be deemed to include the average daily balance of Indebtedness outstanding under any revolving credit facilities of the Company or its Restricted Subsidiaries during the Four Quarter Period.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with Mexican GAAP.

                  "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, Floor 21W New York NY 10286, Attention: Corporate Trust Administration.

                  "CT Corporation" shall mean CT Corporation System, a Delaware corporation, and its successor and assigns.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" or "DTC" shall mean The Depository Trust Company, its nominees, and their respective successors.

                  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10. and 4.11. and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.10. and 4.11.

                  "DTH Assets" means all assets, rights (contractual or otherwise), services and properties, whether tangible or intangible, used or intended for use in connection with a DTH Business, including without limitation DTH Units and shares of capital stock of or other equity interests in Grupo Galaxy Mexicana, S. de R.L. de C.V., or any of its subsidiaries or affiliates, as well as the capital stock of any Person with Mexican trademark rights to "DIRECTV."

                  "DTH Business" means the business of (i) developing, operating, or providing services relating to direct to home satellite systems for the distribution of subscription programming services directly to homes and cable systems in Mexico and other areas covered by the "footprint" of the satellites utilized by the Company, and activities to accomplish the foregoing, including the acquisition of the rights to exhibit subscription programming services and channels in Mexico and such other areas or (ii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified above; provided that the determination of what constitutes a DTH Business shall be made in good faith by the Board of Directors, which determination shall be conclusive.

                  "DTH Unit" means one or more of the components used by subscribers to receive program services in connection with the Company's DTH Business, including satellite dishes, low noise blockers, integrated receivers/decoders, Smart Cards, remote controls and related components.

                  "Euroclear" means Euroclear Bank S.A./N.V. or its successor as operator of the Euroclear System.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Excess Proceeds" has the meaning provided in Section 4.10.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and (iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

                  "Existing Social Part Holders" means SKY DTH, S. de R.L. de C.V., News DTH (Mexico) Investment Ltd and Liberty Mexico DTH, Inc.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Solely for purposes of calculating fair market value under Section 4.10. (including, without limitation, in respect of the determination of whether a sale, transfer or other disposition of assets constitutes an "Asset Sale" under clause (b) of the first proviso to the definition of "Asset Sales"), with respect to amounts in excess of $15 million, fair market value shall be determined, on the basis of the first sentence of this definition, in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

                  "Four Quarter Period" has the meaning specified in the definition of Consolidated Leverage Ratio.

                  "Global Notes" has the meaning provided in Section 2.01.

                  "Government Securities" means direct obligations of, obligations fully guaranteed by, or participation in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing (whether pursuant to a guaranty, a fianza, an aval or otherwise) any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise (but not including any obligations arising solely by reason of such Person's status as a partner of a partnership, as a shareholder of a limited liability company or as an equity owner of any other entity) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranteed Indebtedness" has the meaning provided in Section 4.07.

                  "Holder or "Noteholder" means the registered holder of any Note.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that (i) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness and (ii) if the Company or any Restricted Subsidiary shall enter into any agreement with respect to Mexican Peso denominated Indebtedness whereby the nominal principal amount of such Indebtedness is periodically increased as a result of and in proportion to the devaluation of the Mexican Peso against the U.S. dollar or the rate of inflation in Mexico during such period, then such increase in principal amount shall be deemed not to be an "Incurrence" for purposes of the first paragraph of part (a) of Section 4.03.; provided further, however, that the Company may elect to treat all or any portion of revolving or line of credit debt of the Company or a Subsidiary as being Incurred from and after any date beginning the date the revolving or line of credit commitment is extended to the Company or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company or a Subsidiary under such commitment up to the amount of such commitment designated by the Company as Incurred shall not be deemed to be new Incurrences of Indebtedness by the Company or such Subsidiary.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except (x) Trade Payables or (y) accrued liabilities not relating to borrowed money arising in the ordinary course of business which are not overdue or which are being contested in good faith, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such

Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, net liabilities under Currency Agreements and Interest Rate Agreements. Notwithstanding the foregoing, "Indebtedness" shall not include obligations of any Person as lessee under transponder leases. The amount of Indebtedness of any Person at any date shall be (without duplication) the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation (unless the underlying contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of the Company or its Restricted Subsidiaries); provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with Mexican GAAP and (B) that Indebtedness shall not include any liability for (i) federal, state, local or other taxes of Mexico, the United States or any other jurisdiction, (ii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such indebtedness.

                  "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

                  "Interest Payment Date" means each semiannual interest payment date on March 19 and September 19 of each year, commencing March 19, 2004.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment) held by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06. Notwithstanding the foregoing, any issuance of Common Stock of the Company in exchange for Capital Stock, property or assets of another Person shall be deemed not to be an Investment by the Company in such other Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04., (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an

Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. Notwithstanding the foregoing, the term "Investment" shall not include: (i) accounts payable to suppliers, advances to customers (other than Subsidiaries of the Company), accounts receivables and other commercially reasonable extensions of trade credit, in each case that are, in conformity with Mexican GAAP, recorded as accounts receivable or accounts payable, as the case may be, and any loan, advance, subsidy, other extension of credit or payment to any Person in connection with DTH Units, and (ii) payments made in respect of prepaid expenses, negotiable instruments held for collection and lease, performance deposits and other similar deposits.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "Memorandum" means the final Offering Memorandum, dated September 12, 2003, relating to the Notes.

                  "Mexican GAAP" means generally accepted accounting principles in Mexico and the accounting principles and policies of the Company and its Restricted Subsidiaries, in each case as in effect as of the date of the Indenture. All ratios and computations shall be computed in conformity with Mexican GAAP applied on a consistent basis and using constant Peso calculations, except as otherwise set forth in the second sentence of the definition of Indebtedness and except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to the matters referred to in clause (ii) of the last sentence of the definition of "Consolidated Interest Expense."

                  "Mexican Tax Distributions" means payments or distributions to social part holders of the Company of the Company's Taxes (including any interest and penalties thereon) to the extent any such payment or distribution is required by law.

                  "Mexico" means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing or created by law as a public entity.

                  "Moody's" means Moody's Investor Service, Inc. and its successors.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale (or in order to obtain a necessary consent in connection therewith), (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with Mexican GAAP, (v) any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (v) shall become Net Cash Proceeds at such time and to the extent such amounts are released to such Person, and (vi) a pro rata portion of the amount of cash or cash equivalents received by any Restricted Subsidiary which is attributable to minority interests in such Restricted Subsidiary that are held by Persons other than the Company or its Restricted Subsidiaries and (b) with respect to any issuance or sale of Capital Stock (other than any Capital Stock issued in connection with the Social Part Holders Note Capitalization), the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "News Corporation" means The News Corporation Limited, an Australian corporation.

                  "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means any of the notes, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

                  "Offer to Purchase" means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder that, unless otherwise required by applicable law, shall state: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $10,000 for Rule 144A Global Notes and $1,000 for Regulation S Global Notes and, in both cases, in integral multiples of $1,000 in excess thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $10,000 for Rule 144A Global Notes and $1,000 for Regulation S Global Notes and, in both cases, in integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

                  "Officer" means, with respect to the Company, (i) the Chief Executive Officer, the Chairman of the Board, the President, any Vice President, the Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer and
(ii) the Treasurer or any Assistant Treasurer, or the Secretary, Pro-Secretary or any Assistant Secretary.

                  "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers'

Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e); provided further that the initial Officers' Certificate to be delivered pursuant to
Section 10.03 may be signed by one Officer listed in clause (i) of the definition thereof.

                  "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

                  "Outstanding" when used with respect to any Notes, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except: (a) any such Note theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation; (b) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Sections 8.02 or 8.03) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes and any Coupons appertaining thereto, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (c) any such Note with respect to which the Company has effected defeasance or covenant defeasance pursuant to the terms hereof, except to the extent provided in Sections 8.02 or 8.03; and (d) any such Note which has been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Notes for quorum purposes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Notes and (B) that the pledgee is not the Company or any other obligor upon the Notes or any Coupons appertaining thereto or an Affiliate of the Company or such other obligor.

                  "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

                  "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with Mexican GAAP; (iv) Investments received in satisfaction of judgments, bankruptcy, insolvency, work-outs or similar arrangements; (v) (A) loans or advances to employees made in the ordinary course of business of the Company or its Restricted Subsidiaries and that do not in the aggregate exceed at any one time outstanding the greater of (I) $4 million and (II) 1% of Consolidated EBITDA for the Four Quarter Period, (B) loans or advances that do not in the aggregate exceed at any one time outstanding the greater of (I) $4 million and (II) 1% of Consolidated EBITDA for the Four Quarter Period and (C) other loans or advances to distributors, suppliers, content providers or customers of the Company or any Restricted Subsidiary that do not in the aggregate exceed at any one time outstanding the greater of (I) $6 million and (II) 1.5% of Consolidated EBITDA for the Four Quarter Period; (vi) Interest Rate Agreements (to the extent the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries with floating rates of interest) and Currency Agreements, to the extent entered into for the purpose of protecting the Company or its Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates, respectively; (vii) Investments received as a result of Asset Sales which are permitted to be received in accordance with Section 4.10. and (viii) Investments existing on the Closing Date.

                  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are either (a) delinquent for less than 90 days (provided that the fair market value of the aggregate amount of the property and assets subject to such Liens does not exceed $5 million) or (b) being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with Mexican GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with Mexican GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and statutory obligations (including to secure government contracts); (iv) Liens incurred or deposits made to secure (a) letters of credit (to the extent such letters of credit meet the criteria set forth in the definition of "Indebtedness"), the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and any bank's unexercised right of set off with respect to deposits made in the ordinary course and (b) indemnity obligations in respect of the disposition of any business or assets of the Company or any Restricted Subsidiary (provided that the property subject to such Lien does not have a fair market value in excess of the cash or cash equivalent proceeds received by the Company and its Restricted Subsidiaries in connection with such disposition);
(v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property (including, without limitation, equipment, inventory, facilities, programming, films, DTH Units and other DTH Assets and, in each case, proceeds therefrom); provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03., (1) to finance the cost (including the cost of design, development, improvement, production, acquisition, manufacture, lease, distribution, subsidy, construction, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 270 days after the later of the manufacture, the acquisition, the completion of construction, installation or integration or the commencement of full operation, or the lease, distribution or subsidy, of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost (plus fees, expenses and similar payments made in connection with the Incurrence of such Indebtedness) and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) bailments and other possessory Liens relating to DTH Units granted to customers, suppliers or distributors by the Company or any Restricted Subsidiary; (ix) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (x) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (xi) Liens arising from filing Uniform Commercial Code or similar financing statements regarding leases; (xii) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary (including, without limitation, Liens to secure Acquired Indebtedness); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xiii) Liens in favor of the Company or any Restricted Subsidiary; (xiv) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary that do not give rise to an Event of Default with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with Mexican GAAP; (xv) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xvi) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xviii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (xx) Liens on or sales of receivables; (xxi) Liens in connection with the satisfaction and discharge or defeasance of Indebtedness of the Company or a Restricted Subsidiary; (xxii) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; and (xxiii) Liens incurred to renew, extend, refinance or refund, in whole or in part, Indebtedness or obligations secured by any Lien incurred under clauses (i)-(xxii) above, provided that (a) such Lien does not extend to any other property or assets, and (b) the principal amount of Indebtedness (if any) so secured is not increased except as otherwise permitted under clause (iii) of the second paragraph of part (a) of Section 4.03.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

                  "Physical Notes" has the meaning provided in Section 2.01.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

                  "Private Placement Legend" means the legend initially set forth on the Notes in accordance with Section 2.02.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price," when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

                  "Registrar" has the meaning provided in Section 2.04.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, between the Company and J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc.

                  "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means _____ or _____ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Note" has the meaning provided in Section 2.01.

                  "Related Person" of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding Common Stock of such Person or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

                  "Responsible Officer" when used with respect to the Trustee, means any vice president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee in its Corporate Trust Department having direct responsibility for the administration of this Indenture or the Pledge Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Payment" has the meaning provided in Section 4.04.

                  "Restricted Period" has the meaning provided in Section 2.08
(a).

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Note" has the meaning provided in Section 2.01.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Register" has the meaning provided in Section 2.04.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "S&P" means Standard & Poor's Ratings Group and its successors.

                  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Social Part Holders Agreement" means the Social Part Holders Agreement, dated as of March 6, 1997, by an among Televisa, Galavision DTH, S. de R.L., Alejandro Sada, News Corporation, News DTH (Mexico) Investment Limited, David Evans and the Company.

                  "Social Part Holders Note Capitalization" means the cancellation by the Existing Social Part Holders and their Affiliates of all the debt plus accrued interest currently owed to such entities by Innova and Corporacion Novavision, S. de R.L. de C.V. and their Affiliates (in the amount approximately Ps. 4.0 billion as of June 30, 2003), as contemplated in the Offering Memorandum for the sale of the Notes.

                  "Start Date" means the first day of the first consecutive four quarter period for which the amount calculated by deducting from Consolidated EBITDA of the Company, the sum of (A) 175% of Consolidated Interest Expense and
(B) all capital expenditures made by the Company or its Restricted Subsidiaries, in each case during such period, is positive.

                  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any Default in the payment of principal (or premium, if any) or interest on the Notes exists;
(ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the Notes, upon notice by holders of 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice or for the period until such default has been cured or waived or ceased to exist and any acceleration of the Notes has been rescinded or annulled, whichever period is shorter (which Indebtedness may provide that (A) no new period of payment blockage may be commenced by a payment blockage notice unless and until 360 days have elapsed since the effectiveness of the immediately prior notice, (B) no nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to such holders (or such agents or trustees) shall be, or be made, the basis for a subsequent payment blockage notice and (C) failure of the Company to make payment on such Indebtedness when due or within any applicable grace period, whether or not on account of such payment blockage provisions, shall constitute an event of default thereunder); and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a Change of Control of the Company pursuant to provisions substantially similar to those described in Section 4.11. (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions of Section 4.11.).

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Subsidiary Guarantee" has the meaning provided in Section
4.07.

                  "Taxes" has the meaning provided in Section 4.20.

                  "Televisa" means Grupo Televisa, S.A., a Mexican corporation (sociedad anonima).

                  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) incorporated or organized and in existence under the laws of Mexico or any jurisdiction thereof or the United States of America, any state thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or equivalent ratings by their Mexican affiliates), (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, (vi) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 365 days after the acquisition thereof, (vii) direct obligations of the Mexican government or obligations fully and unconditionally guaranteed by the Mexican government and (viii) certificates of deposit, bank promissory notes and bankers' acceptances denominated in Pesos maturing not more than 365 days after the acquisition thereof and issued or guaranteed by (a) any one of the five largest banks (based on assets as of the immediately preceding December
31) organized under the laws of Mexico and (b) one or more other banks organized under the laws of Mexico, provided that the aggregate amount of certificates of deposit, bank promissory notes and banker's acceptances issued or guaranteed by any one such bank referred to in clause (b) shall not exceed $3 million at any one time) and, in each case, which is not under intervention or controlled by the Fondo Bancario de Proteccion al Ahorro.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of tangible or intangible property or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

                  "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections
4.03. and 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest or principal of the U.S. Government Obligation evidenced by such depository receipt.

                  "U.S. Person" has the meaning ascribed thereto in Rule 902 under the Securities Act.

                  "U.S. Physical Notes" has the meaning provided in Section
2.01.

                  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with Mexican GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                    THE NOTES

                  SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture. To the extent any portion of any Note conflicts with the express provisions of this Indenture, however, the provisions of this Indenture shall govern and be controlling. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Notes applicable to it and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit

A (the "Rule 144A Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Aggregate principal amount of the Rule 144A Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent global Notes in registered form substantially in the form set forth in Exhibit B (the "Regulation S Note"), deposited with the trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

                  The Rule 144A Note and the Regulation S Note are sometimes referred to as "Global Notes".

                  Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

                  Notwithstanding any other provision in this Indenture or the Notes, no Global Note may be exchanged, in whole or in part for certificated Notes, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person, other than the Depositary or a nominee thereof unless
(A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary is not appointed by the Company within 90 days or (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act, or (C) there shall have occurred and be continuing an Event of Default with respect to such Global Note or (D) the Company in its sole discretion determines that the Global Notes (in whole not in part) should be exchanged for certificated Notes and delivers a written notice to such effect to the Trustee; provided, however, that until expiration of the Restricted Period interests in the Regulation S Note will not be exchangeable for certificated Notes without receipt of certification of non-U.S. beneficial ownership. Any Global Note exchanged pursuant to Clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to Clause (C) above may be exchanged in whole or from time to time in part in the manner directed by the Depositary. In the event of the occurrence of any of the events specified in this paragraph, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

                  Upon any exchange, the certificated Notes shall be issued in definitive, fully-registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of any appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Clearstream Banking, respectively, shall be applicable to any Global Note insofar as interests in such Global Security are held by the agent members of Euroclear or Clearstream Banking. Account holders or participants in Euroclear and Clearstream Banking shall have no rights under the Indenture with respect to such Global Security, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                  SECTION 2.02. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the Global Notes shall bear the applicable legends set forth in Exhibits A and B, as applicable, on the face thereof.

                  SECTION 2.03. Execution, Authentication and Denominations. Two Officers shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and in case of an issuance of Notes pursuant to Section 2.14, shall certify that such issuance is in compliance with Article Four. The Opinion of Counsel shall be to the effect that:

                  (a) the form and terms of such Notes have been established by or pursuant to a Board Resolution or an indenture supplemental hereto in conformity with the provisions of this Indenture;

                  (b) such supplemental indenture, if any, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company;

                  (c) such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (d) the Company has been duly organized in, and is a validly existing limited liability company with variable capital (sociedad de responsibilidad limitada de capital variable) under the laws of, Mexico; and

                  (e) all conditions precedent under the Indenture in connection with the issuance of the Notes have been complied with.

                  The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  The Notes shall be issuable only in fully registered form, without coupons, in denominations of U.S.$10,000 of principal amount at maturity for Rule 144A Global Notes and in denominations of U.S.$1,000 of principal amount at maturity for Regulation S Global Notes and, in both cases, in integral multiples of U.S.$1,000 in excess thereof.

                  SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, the City of New York and in Luxembourg. The Company shall cause the Registrar acting as agent of the Company to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notices and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Article Eight.

                  The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notices and demands and The Bank of New York (Luxembourg) as Paying Agent, Registrar and Transfer Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 12:00 noon, New York City time, on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.05.

                  SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes or other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.10, 3.08, 4.10,
4.11 or 9.04).

                  The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 or Section 3.09 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  SECTION 2.07. Book-Entry Provisions for Global Notes. (a) The Rule 144A Note and Regulation S Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

                  (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.

Interests of the beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.07.

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 2.08. Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a) Rule 144A Note to Regulation S Note. Prior to the expiration of the "40-day distribution compliance period" (within the meaning of Rule 903(b)(2) of Regulation S) (the "Restricted Period"), if a holder of a beneficial interest in a Rule 144A Note deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Note, for a beneficial interest in the Regulation S Note, or to transfer all or a portion of its beneficial interest in such Rule 144A Note, to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Note, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Note.

                  Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Note in an amount equal to the beneficial interest in the Rule 144A Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the Euroclear or Clearstream Banking account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit C hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream Banking, or both, as the case may be) a beneficial interest in such Regulation S Note equal to the reduction in the principal amount of such Rule 144A Note.

                  After the expiration of the Restricted Period, if a holder of a beneficial interest in the Rule 144A Note deposited with the Depositary wishes at any time to exchange all or a portion of its interest in such Rule 144A Note, for a beneficial interest in the Regulation S Note, or to transfer all or a portion of its interest in such Rule 144A Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Note, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth below, exchange or cause the exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Note.

                  Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Note in an amount equal to the beneficial interest in the Rule 144A Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the account to be credited with such increase and (3) a certificate substantially in the form of Exhibit D hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Note equal to the reduction in the principal amount of such Rule 144A Note.

                  (b) Regulation S Note to Rule 144A Note. If a holder of a beneficial interest in the Regulation S Note which is deposited with the Depositary wishes at any time to exchange its interest for a beneficial interest in the Rule 144A Note, or to transfer its beneficial interest in such Regulation S Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream Banking or the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Note.

                  Upon receipt by the Trustee, as transfer agent, at its offices in The City of New York of (1) instructions from the Depositary, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Note in an amount equal to the beneficial interest in the Regulation S Note to be exchanged or transferred, such instructions to contain information regarding the agent member's account with the Depositary to be credited with such increase, and (2) with respect to an exchange or transfer of a beneficial interest in the Regulation S Note for a beneficial interest in the Rule 144A Note, a certificate substantially in the form of Exhibit E hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Note, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Note to be exchanged or transferred, and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Note by the aggregate principal amount of the beneficial interest in such Regulation S Note, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Note equal to the reduction in the principal amount of such Regulation S Note, as the case may be.

                  (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section
2.02 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.

                  SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

                  SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definite Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.11. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company shall not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; and provided further, however, that failure to use CUSIP, CINS or ISIN numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Company shall promptly notify the Trustee of any change in the CUSIP, CINS or ISIN numbers, as the case may be.

                  SECTION 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.13 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.14. Issuance of Additional Notes. The Company may, subject to Article Four of this Indenture, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued may be treated as a single class for all purposes under this Indenture.

                                  ARTICLE THREE
                                   REDEMPTION

                  SECTION 3.01. Right of Redemption. (a) The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after September 19, 2008 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing September 19, of the years set forth below:

YEAR            REDEMPTION PRICE
----            ----------------
2008                104.6875%
2009                103.1250%
2010                101.5625%
2011                100.0000%

                  (b) If, at any time within the 36-month period following the Closing Date, the Company receives Net Cash Proceeds from one or more sales of Common Stock of the Company, the Company may use all or a portion of any such Net Cash Proceeds to redeem up to 35% of the aggregate principal amount of the Notes at a Redemption Price (expressed as a percentage of principal amount) of 109.375%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date); provided that (i) at least $195 million aggregate principal amount of Notes remains Outstanding after each such redemption and (ii) such redemption occurs within 90 days of such sales.

                  SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01 or Section 3.09, it shall notify the Trustee in writing of the Redemption Date and, in the case of a redemption pursuant to Section 3.01, the principal amount of Notes to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.02 in an Officers' Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

                  SECTION 3.03. Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Notes of U.S.$1,000 in principal amount at maturity or less shall be redeemed in part.

                  The Trustee shall make the selection from the Notes Outstanding and not previously called for redemption. Notes in denominations of U.S.$1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to U.S.$1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than U.S.$1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

                  SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, and with respect to a redemption of Notes pursuant to Section 3.09, at least 10 days before the Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to U.S.$1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

                  (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.12, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

                  At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

                  SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

                  Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

                  SECTION 3.06. Deposit of Redemption Price. At or prior to 12:00 noon on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portions of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

                  SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.

                  SECTION 3.09. Redemption for Changes in Withholding Taxes. The Notes will also be subject to redemption in whole, but not in part, at the option of the Company at any time at 100% of their principal amount, together with accrued interest thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 10% as a result of a change in or amendment to the laws (including any regulations, rules or rulings promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations, rules or rulings, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after the Closing Date.

                                  ARTICLE FOUR
                                    COVENANTS

                  SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section
2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

                  The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

                  SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and

Indebtedness existing on the Closing Date); provided that the Company and any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 4.75 to 1.0 with respect to any fiscal quarter.

                  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness outstanding at any time in an aggregate principal amount (or, in the case of Indebtedness issued at a discount, an accreted amount (determined in accordance with Mexican GAAP)) not to exceed $100 million; (ii) Indebtedness
(A) to the Company evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness Incurred in exchange for, or the net proceeds of which are used to refinance or refund or as an extension of credit for or to satisfy or defease (a "refinancing"), then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (iv) or (vi) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses and other related payment obligations Incurred in connection with such refinancing); provided that Indebtedness the proceeds of which are used to refinance the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) except in respect of the Indebtedness Incurred under clause
(xi) below, such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced; (iv) Indebtedness (A) in respect of performance, surety or appeal bonds and reimbursement obligations provided in the ordinary course of business,
(B) under Currency Agreements and Interest Rate Agreements (to the extent that the notional principal amount thereunder does not exceed the principal amount of Indebtedness of the Company and its Restricted Subsidiaries with floating rates of interest) entered into for the purpose of protecting the Company or any Restricted Subsidiary from fluctuations in currency exchange rates or interest rates, respectively; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company

(other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control and to pay fees, expenses, premiums and other payment obligations payable in connection with such offer, or
(B) deposited to defease the Notes pursuant to Article Eight and to pay fees, expenses, premiums and other payment obligations related to such defeasance;
(vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07.; (vii) Indebtedness Incurred to finance the cost (including the cost of design, manufacture, development, improvement, production, acquisition, construction, distribution, installation, integration, lease or subsidy) of equipment, inventory, facilities, programming, films, DTH Units and other DTH Assets acquired by the Company or a Restricted Subsidiary (if such design, manufacture, development, improvement, production, acquisition, construction, distribution, installation, integration, lease or subsidy occurred prior to the Closing Date, such Indebtedness must be Incurred within six months of such design, manufacture, development, improvement, production, acquisition, construction, distribution, installation, integration, lease or subsidy); (viii) Indebtedness of the Company or a Restricted Subsidiary not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than any Capital Stock issued in connection with the Social Part Holders Note Capitalization) or capital contributions in respect thereof (in each case other than Disqualified Stock) to a Person that is not a Subsidiary of the Company to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (ix) of the second paragraph of Section 4.04. to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; (ix) Subordinated Indebtedness owed by the Company to any Existing Social Part Holder (or any Affiliates thereof) which pays no interest in cash unless Consolidated EBITDA is for the four fiscal quarters next preceding the payment of such interest greater than 200% of Consolidated Interest Expense for the same four fiscal quarters; provided that pro forma effect shall be given to the Incurrence of such Subordinated Indebtedness as if it had been Incurred on the first day of such four quarter period; (x) Indebtedness Incurred to finance, directly or indirectly, capital expenditures of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (A) $20 million and (B) 20% of Consolidated EBITDA for the preceding fiscal year, in each fiscal year of the Company; provided that the amount of Indebtedness that may be Incurred in any fiscal year of the Company pursuant to this clause (x) shall be increased by the amount of Indebtedness that could have been Incurred in prior fiscal years pursuant to this clause (x) (including by reason of this proviso) but which was not so Incurred; and (xi) Capitalized Lease Obligations not to exceed $10 million at any one time outstanding.

                  (b) Notwithstanding any other provision of this Section 4.03., the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03. shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

                  (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03., (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section
4.09. shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03., in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than dividends or distributions payable solely in social parts of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire social parts of such Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) purchase, redeem, retire or otherwise acquire for value any social parts or shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such social parts or shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such social parts or shares of Capital Stock) held by any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company,
(iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to an Investment, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03. or (C) the aggregate amount of all Restricted Payments made during any consecutive four quarter period shall exceed the sum of
(1) (x) for any consecutive four quarter period prior to the Start Date, zero and (y) during the consecutive four quarter period commencing with the Start Date and each subsequent consecutive four quarter period thereafter, to the extent positive, 75% of the amount calculated by subtracting from Consolidated EBITDA of the Company for such period the sum of (I) 175% of Consolidated Interest Expense for such period and (II) capital expenditures made by the Company or its Restricted Subsidiaries during such period; provided that the amount included in this clause (C)(1)(y) shall be increased by the amount of Restricted Payments that could have been made in prior periods pursuant to this clause (C)(1)(y) (including by reason of this proviso) but which were not so made minus (2) in any such consecutive four quarter period commencing with the Start Date, to the extent negative, Consolidated EBITDA of the Company during such period plus (3) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company (except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of Section 4.03.) or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any

Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (4) an amount equal to the aggregate net reduction in Investments made after the Closing Date pursuant to this first paragraph of
Section 4.04. in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  The foregoing provision shall not be violated by reason of:
(i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03.; (iii) (A) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, social parts of Capital Stock (other than Disqualified Stock and any Capital Stock issued in connection with the Social Part Holders Note Capitalization) of the Company (or options, warrants or other rights to acquire such Capital Stock) or
(B) the repurchase, redemption or other acquisition of Disqualified Stock of the Company (or options, warrants or other rights to acquire such Disqualified Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of social parts of Disqualified Stock of the Company (or options, warrants or other rights to acquire such Disqualified Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, social parts of the Capital Stock of the Company (other than Disqualified Stock); (v) the declaration or payment of dividends on, or the making of any distribution on or with respect to, the Common Stock of the Company or repurchases of Capital Stock of the Company, in an amount each year not to exceed 6% of the Net Cash Proceeds received by the Company from the issuance and sale, after the Closing Date, of Common Stock of the Company (other than any Capital Stock issued in connection with the Social Part Holders Note Capitalization) to a Person that is not a Subsidiary of the Company or an Existing Social Part Holder; provided that sales of Common Stock to an Existing Social Part Holder shall be excluded only to the extent that the Existing Social Part Holder purchases Common Stock in excess of such Existing Social Part Holder's proportionate ownership interest in the Company prior to such sale; (vi) payments or distributions, to dissenting social part holders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vii) the purchase, redemption, acquisition, cancellation or other retirement for value of social parts of Capital Stock of the Company to the extent necessary in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary for any governmental agency; (viii) Investments in an aggregate amount at any one time outstanding not to exceed $10 million per fiscal year of the Company or its Restricted Subsidiaries; provided that the amount of Investments that may be made in any fiscal year pursuant to this clause (viii) shall be increased by (x) the amount of Investments that could have been made in prior fiscal years pursuant to this clause (viii) (including by reason of the proviso) but which were not so made and (y) an amount equal to the net reduction in Investments made pursuant to this clause (viii) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary pursuant to this clause (viii); (ix) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company or its Restricted Subsidiaries on the date of such Investments; provided that the amount of such Investments shall not exceed the amount of Net Cash Proceeds received by the Company after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock and any Capital Stock issued in connection with the Social Part Holders Note Capitalization) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds were used to Incur Indebtedness pursuant to clause (viii) of Section 4.03. or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph or clause
(iii) or (iv) of this paragraph of Section 4.04.; (x) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary and not made in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and (xi) Mexican Tax Distributions; provided that, except in the case of clauses (i), (iii), (vi) and (xi), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  Any Restricted Payment made other than in cash shall be valued at fair market value. Solely for purposes of calculating fair market value under the preceding sentence, with respect to amounts in excess of $5 million, fair market value shall be determined on the basis of the first sentence of the definition of "fair market value" in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment).

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (ii), (x) or (xi) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (v), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04. have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04. only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness. For purposes of determining compliance with this Section 4.04., in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the clauses in the preceding paragraph, the Company, in its sole discretion, shall classify such Restricted Payment and only be required to include the amount and type of such Restricted Payment in one of such clauses. Any Investment initially made pursuant to any of the clauses in the preceding paragraph may at any time at the sole discretion of the Company be treated as having been made pursuant to any other clause as long as the outstanding amount of such Investment at the time of any reclassification could be made pursuant to such other clause. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company financial statements affecting Adjusted Consolidated Net Income for any period.

                  SECTION 4.05. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements or of an agreement pursuant to which an encumbrance or restriction permitted under clause (iii) or (iv)(D) of this paragraph exists; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(ii) existing under or by reason of applicable law; (iii) existing with respect to any Person (including any Person that becomes a Restricted Subsidiary) or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05., (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or (D) restrictions contained in any security agreement (including a Capitalized Lease) securing

Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vi) pursuant to applicable law or regulations; (vii) pursuant to the Indenture and the Notes; or (viii) if, immediately after giving effect to such encumbrances or restrictions, the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.03.; provided that subsequent Investments in any such Restricted Subsidiary are reasonably related to, and used in, the business of such Restricted Subsidiary. Nothing contained in this Section 4.05. shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in
Section 4.09. or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                  SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares or social parts of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares or social parts of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or social parts or sales to foreign nationals of shares or social parts of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04., if made on the date of such issuance or sale; (iv) if the proceeds from such issuance or sale are applied in accordance with Section 4.10.; (v) in a transaction in which, or in connection with which, the Company or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction; and (vi) Disqualified Stock of a Restricted Subsidiary issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to exchange, convert, redeem, replace, refinance or refund social parts of Disqualified Stock of such Restricted Subsidiary, provided that the amounts and the timing of the redemption obligations of such Disqualified Stock shall not exceed the amounts of, or provide for redemption obligations earlier than, the redemption obligations of the Disqualified Stock being so exchanged, converted, redeemed, replaced, refinanced or refunded.

                  SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers supplemental indentures to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such

Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  SECTION 4.08. Limitation on Transactions with Social Part Holders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate or Related Person of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable in any material respect to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not an Affiliate or Related Person.

                  The foregoing limitation does not limit, and shall not apply to (i) a transaction or series of related transactions (A) approved by a majority of the disinterested members of the Board of Directors (or, in respect of transactions with TechCo., SESLA, any of their subsidiaries or any respective successors, approved by the Chief Executive Officer of the Company and at least two thirds of the Board of Directors) or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a United States nationally recognized investment banking or accounting firm (or their Mexican affiliate) stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or (C) involving consideration of less than $1 million; (ii) a transaction or series of related transactions solely between the Company and any of its Subsidiaries or controlled Affiliates (other than Subsidiaries or controlled Affiliates in which any Related Person of the Company owns Capital Stock having more than 10% of the economic value or voting power of all of such Subsidiary's or controlled Affiliates' Capital Stock) or solely between Subsidiaries or controlled Affiliates (other than Subsidiaries or controlled Affiliates in which any Related Person of the Company owns Capital Stock having more than 10% of the economic value or voting power of all of such Subsidiary's or controlled Affiliates' Capital Stock); (iii) the payment of reasonable and customary regular fees to directors of the Company or its Restricted Subsidiaries; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) loans or advances to employees made in the ordinary course of business of the Company or its Restricted Subsidiaries and that do not in the aggregate exceed at any one time outstanding the greater of (I) $4 million and (II) 1% of Consolidated EBITDA for the Four Quarter Period; (vi) other transactions pursuant to employee compensation arrangements approved by the Board of Directors; (vii) any payments or transactions pursuant to agreements or other arrangements in effect on the Closing Date; (viii) agreements and transactions regarding programming pursuant to Article IV of the Social Part Holders Agreement; (ix) any Investments by an Affiliate or a Related Person of the Company in the Capital Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company; (x) any sale or grant of advertising time by the Company or a Restricted Subsidiary to any Affiliate, provided that the advertising time is sold or granted to such Affiliate no more than 72 hours prior to the time such advertising time is scheduled to be broadcast and such advertising time was otherwise unsold at the time of such sale or grant; or (xi) the Social Part Holders Note Capitalization; or (xii) any Restricted Payments not prohibited by Section 4.04. Notwithstanding the foregoing, a transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (xii) of this paragraph, (I) the aggregate amount of which exceeds $20 million in value, but is less than $30 million in value, must be determined to be fair by the Chief Executive Officer of the Company, who shall deliver to the Trustee an officers' certificate certifying such conclusion, and (II) the aggregate amount of which is $30 million or more must be approved in the manner provided for in clause (i)(A) or (i)(B) above.

                  SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any social parts of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

                  The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
(iii) of the second paragraph of Section 4.03., provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Permitted Liens; (vi) other Liens, provided that the book value, determined at the time such Lien is granted (as adjusted in accordance with Mexican GAAP), of the assets subject to such Lien and all other Liens incurred pursuant to this clause (vi) does not in the aggregate exceed (at the time such Lien is granted) the greater of (A) $60 million and (B) 15% of Adjusted Consolidated Net Tangible Assets; or (vii) Liens on proceeds from assets which are subject to a Lien described in any of the foregoing clauses (i) through
(vi).

                  SECTION 4.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least substantially equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of (1) cash or Temporary Cash Investments (provided that the amount of unsubordinated Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary, with respect to which all creditors release the Company and its Restricted Subsidiaries in connection with such Asset Sale, shall be deemed to be cash for purposes of this clause (ii)(1)), (2) DTH Assets or (3) to the extent that the Company would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03. after giving pro forma effect to such Asset Sale, shares of publicly traded Voting Stock of any Person engaged in the DTH Business. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries have been filed with the Commission or provided to the Trustee pursuant to Section 4.17.), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in property or assets (other than current assets not consisting of DTH Assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related, ancillary or complimentary to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the twelve-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the last paragraph of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  Notwithstanding the foregoing, (a) to the extent that any or all of the Net Cash Proceeds of any Asset Sale are prohibited or delayed by applicable local law from being repatriated to Mexico, the portion of such Net Cash Proceeds so affected will not be required to be applied pursuant to this
Section 4.10. but may be retained for so long, but only for so long, as the applicable local law will not permit repatriation to Mexico (the Company agrees in the Indenture to promptly take all reasonable actions required by applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this Section 4.10. as if such Asset Sale had occurred on the date of repatriation; and (b) to the extent that the Board of Directors has determined in good faith that repatriation of any or all of the Net Cash Proceeds would have an adverse tax consequence to the Company, the Net Cash Proceeds so affected may be retained outside Mexico for so long as such adverse tax consequence would continue.

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10. totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Notes plus accrued interest (if any) to the Payment Date. To the extent such Offer to Purchase is made and the full amount of Excess Proceeds that are the subject of the offer are not used to repurchase Notes then the Company and its Restricted Subsidiaries may use any remaining amount for general corporate purposes.

                  SECTION 4.11. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then Outstanding, at a purchase price equal to 101% of the principal amount of the Notes plus accrued interest (if any) to the Payment Date. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this Section 4.11.

                  SECTION 4.12. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if
(a) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole or (b) the failure to maintain or preserve any such right, license or franchise does not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 4.13. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income of profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being considered in good faith by appropriate proceedings and for which adequate reserves have been established.

                  SECTION 4.14. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.14 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

                  The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, reasonably adequate insurance (including appropriate self-insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses similarly situated and owning like properties, of such types and in such amounts, with such deductibles and by such methods as shall be customary for companies similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business, except to the extent that failure to carry or maintain any such insurance would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  SECTION 4.15. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly (and in any event within five Business Days) after it becomes aware thereof, will give written notice thereof to the Trustee.

                  SECTION 4.16. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 180 days after the end of the Company's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and the Company's performance under this Indenture and that, to their knowledge, the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16., such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

                  (b) The Company shall deliver to the Trustee, within 180 days after the end of its fiscal year, a certificate signed by the Company's independent certified public accounts stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.15. and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                  (c) Within 180 days of the end of the Company's fiscal year, the Company shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

                  SECTION 4.17. Commission Reports and Reports to Holders. At all times, whether or not the Company is then required to file reports with the Commission, for so long as any Notes are Outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto, unless the Commission does not permit such filings, in which case the Company shall provide such reports and other information to the Trustee (within the same time periods that would be applicable if the Company were required and permitted to file reports with the Commission) and instruct the Trustee to mail such reports and other information to Holders at their addresses set forth on the Security Register. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the registration and May 19, 2004, the Company shall, at its cost, deliver to each Holder of the Notes, or supply to the Trustee for forwarding to each such Holder, quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at anytime hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.19. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

                  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.10.

                  SECTION 4.20. Comision Nacional Bancaria y de Valores. Promptly after the date of this Indenture, the Company will furnish to the CNBV all information necessary to complete the registration of the Securities in the Special Section of the National Registry of Securities.

                  SECTION 4.21. Additional Amounts. Any payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of Mexico or of any subdivision thereof or by an authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary, so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount each Holder would have received if such Taxes had not been withheld or deducted.

                  Notwithstanding the foregoing, no such Additional Amounts shall be payable with respect to:

                  (a) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of a Note by reason of the existence of any connection between the Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, corporation or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction), including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (iii) being or having been present or engaged in trade or business therein), except for a connection relating to or otherwise arising from the mere ownership of, or receipt of payment under, such Note or the exercise of rights under such Note or the Indenture (personally or through the Trustee);

                  (b) any estate, inheritance, gift, sales, stamp, transfer or personal property Tax;

                  (c) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of a Note to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Note to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or beneficial owner of such Note if (i) such compliance is required or imposed by a statute, treaty, regulation, rule, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (ii) at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (c), the Company shall have notified all the Holders of Notes, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information or documentation;

                  (d) any Taxes imposed on, or withheld or deducted from, payments made to a Holder or beneficial owner of a Note at a rate in excess of the 4.9% rate of Tax in effect on the date hereof and uniformly applicable in respect of payments made by the Company to all Holders or beneficial owners eligible for the benefits of a treaty for the avoidance of double taxation to which Mexico is a party without regard to the particular circumstances of such Holders or beneficial owners provided that, upon any subsequent increase in the rate of Tax that would be applicable to payments to all such Holders or beneficial owners without regard to their particular circumstances, such increased rate shall be substituted for the 4.9% rate for purposes of this clause
         (d), but only to the extent that (i) such Holder or beneficial owner has failed to provide on a timely basis, at the reasonable request of the Company (subject to the conditions set forth below), information, documentation or other evidence concerning whether such Holder or beneficial owner is eligible for benefits under a treaty for the avoidance of double taxation to which Mexico is a party if necessary to determine the appropriate rate of deduction or withholding of Taxes under such treaty or under any statute, regulation, rule, ruling or administrative practice, and (ii) at least 60 days prior to the first payment date with respect to which the Company shall make such reasonable request, the Company shall have notified the Holders of the Notes, in writing, that such Holders or beneficial owners of Notes will be required to provide such information, documentation or other evidence;

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

                  (e) to or on behalf of a Holder of a Note in respect of Taxes that would not have been imposed but for the presentation by such Holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to Additional Amounts in respect of such Taxes on presenting such Note for payment on any date during such 30-day period;

                  (f) any combination of (a), (b), (c), (d) or (e) above (the Taxes described in clauses (a) through (f), for which no Additional Amounts are payable, are hereinafter referred to as "Excluded Taxes").

                  Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (c) and (d) above shall not apply if (i) the provision of information, documentation or other evidence described in such clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8, W-8BEN and W-9) or (ii) Rule 3.25.15 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) on March 31, 2003 or a substantially similar successor of such rule is in effect, unless the provision of the information, documentation or other evidence described in clauses (c) and
(d) is expressly required by statute, regulation, rule, ruling or administrative practice in order to apply Rule 3.25.15 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15 (or such successor of such rule). In addition, such clauses (c) and (d) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

                  The Company will, upon written request of any Holder, reimburse such Holder for the amount of (i) any Taxes (other than Excluded Taxes) so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes and (ii) any Taxes (other than Excluded Taxes) so levied or imposed with respect to any reimbursement under the foregoing clause (i), but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

                  At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the Closing Date), the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever either in the Indenture or in the Offering Memorandum there is mentioned, in any context, the payment of principal (and premiums, if any), Redemption Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  In the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amount in excess of those attributable to a Mexican withholding tax rate of 10%, as a result of certain changes affecting Mexican withholding tax laws, the Company may redeem all, but not less than all, of the Notes at any time at 100% of the principal amount, together with accrued interest thereon, if any, to the Redemption Date.

                  The Company will provide the Trustee with documentation evidencing the payment of Mexican taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation will be made available to the Holders or the Paying Agent, as applicable, upon request therefor.

                  In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and other duties (including interest and penalties) (i) payable in Mexico or the United States (or any political subdivision of either jurisdiction) in respect of the creation, issue and offering of the Notes, and (ii) payable in Mexico (or any political subdivision thereof) in respect of the subsequent redemption or retirement of the Notes (other than in the case of any subsequent redemption or retirement, Excluded Taxes, except for this purpose, the definition of Excluded Taxes will not include those defined in clause (b) thereof).

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

                  SECTION 5.01. Consolidation, Merger and Sale of Assets. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction of either such country and shall expressly assume, by supplemental indentures, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, (A) the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, (B) the Consolidated Leverage Ratio of the Company, or any Person becoming the successor obligor of the Notes, as the case may be, is no worse than 110% of the Consolidated Leverage Ratio of the Company without giving effect to

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

such transaction or (C) the Company or any Person becoming the successor obligor of the Notes could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03.; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that one or more sales, conveyances, transfers, leases or other dispositions of DTH Units shall not be considered a sale of substantially all of the Company's property and assets; provided further that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or jurisdiction within Mexico, to incorporate the Company under the laws of a state of the United States or to transform the Company to a sociedad de responsabilidad limitada, a sociedad anonima or a sociedad anonima de capital variable; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

                  SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

                  (a) the Company defaults in the payment of principal of (or premium, if any, on) any Notes, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) the Company defaults in the payment of interest on any Notes, when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) the Company defaults in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.11;

                  (d) the Company defaults in the performance of or breach any other covenant or agreement of the Company in the Indenture or under the Notes, (other than a default specified in clause (a), (b), or (c) above) and such default or breach continues for a period

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

         of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $15 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $15 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) the failure by the Existing Social Part Holders and their Affiliates to conclude the Social Part Holders Note Capitalization on or before the one hundred and twentieth day following the initial issuance of the Notes;

                  (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (B) appointment of a receiver, liquidator, assignee, sindico, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (i) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, suspension of payments, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, sindico, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

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

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (h) or (i) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on such Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (h) or (i) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  The Holders of at least a majority in principal amount at maturity of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults or any Event of Default and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

                  SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the Outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Notes as specified in clause
(a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each Outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

                  SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of

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

conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.05.

                  SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

                  For purposes of Section 6.05 of this Indenture and this
Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of Outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  The limitations set forth in this Section 6.06 shall not apply to the right of any Holder of a Note to receive payment of the principal, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on such Holder's Note on or after the respective due

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

dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or
(b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and, accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, sindico, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of the Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First:  to the Trustee for all amounts due under Section 7.07;

                  Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefits of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Company or any other obligors of the Note, as their interests may appear, or as a court of competent jurisdiction may direct in writing.

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                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 20% in principal amount of the Outstanding Notes.

                  SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN
                                    TRUSTEE

                  SECTION 7.01. General. (a) Except during the continuance of an Event of Default.

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                           (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 7.01;

                           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

                           (4) notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

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

                  (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

                  SECTION 7.02. Certain Rights of Trustee. Subject to Section 7.01:

                  (i) the Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 10.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate if required under the TIA:

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that would reasonably be expected to be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to

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

         examine the books, records and premises of the Company personally or by agent or attorney at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

                  (viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (ix) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                  (x) in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                  (xi) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

                  SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2005 the Trustee shall mail to each Holder as provided in TIA

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Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for all services rendered by it hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, claim, damage or liability or expenses incurred by it without negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claims or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee of which a Responsible Officer receives written notice for which it may seek indemnity, provided that the failure to so notify the Company shall only relieve the Company of its obligation to indemnify hereunder to the extent the Company is actually prejudiced.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

                  If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (h) or (i) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the Untied States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                  The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

                  SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

                  The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.

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

                  If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                  SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least
U.S.$100,000,000 as set forth in its most recent published annual report of condition.

                  SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                  SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law.

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

The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that it will make available to the Holders appropriate documentation showing the payment thereof, upon request therefor.

                                 ARTICLE EIGHT
                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Indenture, the Company may terminate its obligations under the Notes and this Indenture if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) all Notes theretofore delivered to the Trustee have become due and payable, the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits or causes to be deposited in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) the Company has paid all other sums payable by it hereunder and (D) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating (and such statements shall be true) that (1) all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (which, in the case of an Opinion of Counsel, would be any other material agreement or instrument known to such counsel after due inquiry) to which the Company is a party or by which it is bound.

                  With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.13, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction or discharge. After any

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

such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (a) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                  (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the Outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed by the Company to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes.

                  (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

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

                  (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to U.S. federal income taxes on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (1)(x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless such Opinion of Counsel states that there has been a change in the applicable U.S. federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required, (2) either (x) an Opinion of Counsel to the effect that, based upon Mexican tax law then in effect, Holders will not recognize income, gain or loss for Mexican federal income tax (including withholding tax) purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to Mexican federal income tax (including withholding tax) on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or
         (y) a ruling directed to the Trustee received from the Mexican taxing authorities to the same effect as the Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940;

                  (E) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

                  (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

                  Notwithstanding the foregoing, prior to the end of the 123-day period referred to in this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.05 and
8.06 shall survive until the Notes are no longer Outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when rulings from the Internal Revenue Service, the Mexican taxing authorities and Opinions of Counsel referred to in clauses (D)(1) and (D)(2) of this Section
8.02 are provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.02.

                  After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

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

                  SECTION 8.03. Defeasance of Certain Obligations. the Company may omit to comply with any term, provision or condition set forth in clauses
(iii) and (iv) of Section 5.01 and Sections 4.03 through 4.17, Section 4.19,
Section 4.20 and clauses (c) and (d) of Section 6.01 with respect to clauses
(iii) and (iv) of Section 5.01 and Sections 4.03 through 4.17, Section 4.19,
Section 4.20, Section 4.21 and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the Outstanding Notes if:

                  (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and foreign taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the Outstanding Notes on the Stated Maturity of such principal of, premium, if any, and interest, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

                  (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (iii) no Default or Event of Default shall have occurred and be continuing at the time of such deposit;

                  (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section8.03 and will be subject to U.S federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (C) the Holders will not recognize income, gain or loss for Mexican federal income tax (including withholding tax) purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to Mexican federal income tax (including withholding tax) on the same amount and in the

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

         same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

                  (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

                  SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.01. Without Consent of Holders. The Company, when authorized by resolutions of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

                           (1)      to cure any ambiguity, defect or
                  inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

                           (2)      to comply with Article Five;

                           (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                           (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                           (5) to make any change that does not materially and adversely affect the rights of any Holder.

                  SECTION 9.02. With Consent of Holders. Subject to Sections 6.04, 6.07 and 9.01 and with prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding. The Holders of a majority in principal amount of the Notes then Outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

                  Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof, or adversely affect any right or repayment at the option of any Holder of any Note, or the currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (ii) reduce the percentage in principal amount of Outstanding Notes the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

                  (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Note; or

                  (iv) modify any of the provisions of this Section 9.02, except increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holder affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (iv) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (iv) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

                  SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determined, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be provided with and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN
                                 MISCELLANEOUS

                  SECTION 10.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 10.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                  if to the Company:

                  Innova, S. de R.L. de C.V.
                  Insurgentes Sur 694, Piso 8
                  Col. Del Valle 03100, Mexico D.F., Mexico
                  Attention: Carlos Ferreiro Rivas, Chief Financial Officer

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Fl. 21W
                  New York, NY  10286
                  Attention: Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                  SECTION 10.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 10.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 10.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note, whether by the terms of this Agreement, by acceleration or otherwise, shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

                  SECTION 10.07. Governing Law; Submission to Jurisdiction; Agent for Service. The laws of the State of New York applicable to contracts to be performed entirely in that state shall govern this Indenture and the Notes. The Company hereby appoints CT Corporation, 111 Eighth Avenue, New York, New York, 10011, as its agent for service of process in any suit, action or proceeding with respect to this Indenture or the Notes and for actions brought under the U.S. federal or state securities laws brought in any federal or state court located in The City of New York (each a "New York court"). Each of the parties hereto submits to the jurisdiction of any New York court and to the courts of its corporate domicile with respect to any actions brought against it as defendant in any suit, action or proceeding arising out of or relative to this Indenture or the Notes and waives any other right to which it may be entitled on account of its place of residence, domicile or otherwise.

                  SECTION 10.08. Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 10.08, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

                  SECTION 10.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 10.10. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, social part holder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                  SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 10.13. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                         INNOVA, S. DE R.L. DE C.V.

                                     By: /s/ Pablo Abel Vazquez Oria
                                         ---------------------------------------
                                         Name: Pablo Abel Vazquez Oria
                                         Title: Chief Executive Officer

                                     By: /s/ Carlos Ferreiro Rivas
                                         ---------------------------------------
                                         Name: Carlos Ferreiro Rivas
                                         Title: Chief Financial Officer

                                     THE BANK OF NEW YORK

                                     By: /s/ Miguel Barrios
                                         ---------------------------------------
                                         Name: Miguel Barrios
                                         Title: Vice President

                                     THE BANK OF NEW YORK (LUXEMBOURG)

                                     By: /s/ Paul Bodart
                                         ---------------------------------------
                                          Name: Paul Bodart
                                          Title: Director

                                     THE BANK OF NEW YORK (LUXEMBOURG)

                                     By: /s/ David Micallef
                                         --------------------------------------
                                         Name: David Micallef
                                         Title: Deputy General Manager

                                    Exhibit A

                             FORM OF RULE 144A NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INCLUDE PRIOR TO EFFECTIVENESS OF REGISTRATION STATEMENT:

THIS NOTE IS A RULE 144A NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A)(I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT

PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE NOTES.

No. 1                                                        U.S.$233,030,000.00
CUSIP No. 45767DAD1

                           Innova, S. de R.L. de C.V.

                          9.375% Senior Notes due 2013

                                 Rule 144A Note

                  Innova, S. de R.L. de C.V., a variable capital limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of the United Mexican States (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED THIRTY THREE MILLION AND THIRTY THOUSAND DOLLARS (U.S.$233,030,000.00) (or such lesser amount as shall be the outstanding principal amount of this Rule 144A Note shown in Schedule A hereto) on September 19, 2013 and to pay interest thereon from September 19, 2003 or from the most recent date to which interest has been paid or provided for, semi-annually on March 19 and September 19 in each year (each, an "Interest Payment Date"), commencing March 19, 2004 at the rate of 9.375% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be fifteen calendar days preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

                  Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

                  This Security is a global Rule 144A Note issued on the date hereof which represents U.S.$233,030,000.00 of the principal amount of the Company's 9.375% Senior Notes due 2013, initially offered and sold to qualified institutional buyers, as defined in Rule 144A under the Securities Act. This
Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one series under an Indenture dated as of September 19, 2003 (herein called the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Indenture.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

                  As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of U.S.$10,000, and integral multiples thereof as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

                  Interests in this Note are exchangeable or transferable in whole or in part for interests in the Regulation S Note, of the same series, only if such exchange or transfer complies with the terms for transfer contained in the Indenture.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                INNOVA, S. DE R.L. DE C.V.

Attest: __________________________________      By: ____________________________
        Name:                                       Name:
        Title:                                      Title:

                                                By: ____________________________
                                                    Name:
                                                    Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes referred to in the within-mentioned Indenture.

Dated: September 19, 2003                       The Bank of New York,
                                                as Trustee

                                                By: ____________________________
                                                         Authorized Signatory

                        FORM OF REVERSE OF RULE 144A NOTE

                  This Security is one of a duly authorized issue of Notes of the Company designated as its 9.375% Senior Notes due 2013 (hereinafter called the "Notes"), limited in aggregate principal amount to U.S.$233,030,000.00, issued and to be issued under an Indenture, dated as of September 19, 2003 (hereinafter called the "Indenture"), among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York (Luxembourg), as Luxembourg Paying Agent and Transfer Agent.

                  Additional Amounts. The Company will pay to the Holders of the Notes such Additional Amounts as may become payable under Section 4.21 of the Indenture.

                  Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then Outstanding, at a purchase price equal to 101% of the principal amount of the Notes plus accrued interest (if any) to the Payment Date. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this "Repurchase of Notes upon a Change of Control" covenant.

                  Withholding Tax Redemption. The Notes will be subject to redemption in whole, but not in part, at the option of the Company at any time at 100% of their principal amount, together with accrued interest thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 10% as a result of a change in or amendment to the laws (including any regulations, rules or rulings promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, rules, regulations or rulings, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after the Closing Date.

                  Notice of Redemption. Notice of redemption shall be given by the Company to the Trustee and each Holder whose Notes are to be redeemed in accordance with the provisions of Sections 3.02 and 3.04, respectively, of the Indenture.

                  If notice of redemption has been given in the manner provided above, the Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this Rule 144A Note have been made:

 Principal Amount of                          Change in Principal          Principal amount of
this Rule 144 A Note                          amount of this Rule          this Rule 144A Note       Notation made by or
as of the date of        Date exchange          144A Note due to             following such            on behalf of the
     exchange                 made                   exchange                   exchange                   Trustee
------------------------------------------------------------------------------------------------------------------------
U.S.$
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                                    Exhibit B

                                REGULATION S NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INCLUDE PRIOR TO EFFECTIVENESS OF REGISTRATION STATEMENT:

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

THIS SECURITY IS A REGULATION S SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

No. 1                                                         U.S.$66,970,000.00
CUSIP No. P56217AB1

                           INNOVA, S. DE R.L. DE C.V.

                          9.375% Senior Notes due 2013

                                Regulation S Note

                  Innova S. de R.L. de C.V., a variable capital limited liability company (sociedad de responsabilidad limitada de capital variable), organized under the laws of the United Mexican States (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of SIXTY SIX MILLION AND NINE HUNDRED SEVENTY THOUSAND DOLLARS (U.S.$66,970,000.00) (or such lesser amount as shall be the outstanding principal amount of this Regulation S Security shown in Schedule A hereto) on September 19, 2013 and to pay interest thereon from September 19, 2003 or from the most recent date to which interest has been paid or provided for, semiannually on March 19 and September 19 in each year (each, an "Interest Payment Date"), commencing March 19, 2004 at the rate of 9.375% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be fifteen calendar days preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

                  Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

                  This Note is a Regulation S Note issued on the date hereof which represents U.S.$66,970,000.00 of the principal amount of the Company's 9.375% Senior Notes due 2013 initially offered and sold to non-U.S. persons as defined in Regulation S under the Securities Act. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one series under an Indenture dated as of September 19, 2003 (the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which

Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Indenture.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

                  As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of U.S.$1,000, and integral multiples thereof as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

                  Interests in this Note are exchangeable or transferable in whole or in part for interests in the Rule 144A Note only if such exchange or transfer complies with the terms for transfer contained in the Indenture.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                INNOVA, S. DE R.L. DE C.V.

Attest: __________________________________      By: ____________________________
        Name:                                       Name:
        Title:                                      Title:

                                                By: ____________________________
                                                    Name:
                                                    Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes referred to in the within-mentioned Indenture.

Dated: September 19, 2003                       The Bank of New York, as Trustee

                                                By: ____________________________
                                                         Authorized Signatory

                      FORM OF REVERSE OF REGULATION S NOTE

                  This Security is one of a duly authorized issue of Notes of the Company designated as its 9.375% Senior Notes due 2013 (hereinafter called the "Notes"), limited in aggregate principal amount to U.S.$66,970,000.00, issued and to be issued under an Indenture, dated as of September 19, 2003 (hereinafter called the "Indenture"), among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York (Luxembourg), as Luxembourg Paying Agent and Transfer Agent.

                  Additional Amounts. The Company will pay to the Holders of the Notes such Additional Amounts as may become payable under Section 4.21 of the Indenture.

                  Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then Outstanding, at a purchase price equal to 101% of the principal amount of the Notes plus accrued interest (if any) to the Payment Date. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this "Repurchase of Notes upon a Change of Control" covenant.

                  Withholding Tax Redemption. The Notes will be subject to redemption in whole, but not in part, at the option of the Company at any time at 100% of their principal amount, together with accrued interest thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 10% as a result of a change in or amendment to the laws (including any regulations, rules or rulings promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, rules, regulations or rulings, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after the Closing Date.

                  Notice of Redemption. Notice of redemption shall be given by the Company to the Trustee and each Holder whose Notes are to be redeemed in accordance with the provisions of Sections 3.02 and 3.04, respectively, of the Indenture.

                  If notice of redemption has been given in the manner provided above, the Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES

The following exchanges of Notes for Notes represented by this Rule 144A Note have been made:

      Principal                                 Change in            Principal
    Amount of this                              Principal          amount of this
Regulation S Note as                          amount of this      Regulation S Note     Notation made
   of the date of       Date exchange       Regulation S Note      following such      by or on behalf
      exchange              made             due to exchange         exchange          of the Trustee
-------------------------------------------------------------------------------------------------------
U.S.$
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

                                    Exhibit C

                          FORM OF TRANSFER CERTIFICATE
                  FOR EXCHANGE OR TRANSFER FROM RULE 144A NOTE
                              TO REGULATION S NOTE
                PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD

The Bank of New York
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

                  Re:  Innova, S. de R.L. de C.V.
                       U.S.$_______ ___% Senior Notes due 20__ (the "Notes")

                  Reference is hereby made to the Indenture dated as of ______, 200_, between THE BANK OF NEW YORK (the "Trustee"), INNOVA, S. DE R.L. DE C.V. (the "Company") and THE BANK OF NEW YORK (LUXEMBOURG), as Luxembourg Paying Agent and Transfer Agent (the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

                  This Certificate relates to ______________ principal amount of Notes represented by a beneficial interest in the Rule 144A Note (CUSIP No._______) held with the Depositary by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP (CINS) No._______) held through the Depositary.

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

                  (1) the Transferor is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                  (2) the offer of the Notes was not made to a person in the United States;

                  (3)      either: (A)       at the time the buy order was
                                    originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                                    (B)      the transaction was executed in, on
                                    or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (5) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Securities covered by this transfer certificate then the requirements of Rule 904(c)(1) have been satisfied; and

                  (6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                     [Insert Name of Transferor]

                                     By:________________________________________
                                     Name:
                                     Title:

Dated:  __________________

cc: Innova, S. de R.L. de C.V.

                                    Exhibit D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                         OR EXCHANGE FROM RULE 144A NOTE
                         TO REGULATION S NOTE AFTER THE
                       EXPIRATION OF THE RESTRICTED PERIOD

The Bank of New York
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

                  Re:      Innova, S. de R.L. de C.V.
                           U.S.$_____ __% Senior Notes due 20__ (the "Notes")

                  Reference is hereby made to the Indenture dated as of _______, 200_, between THE BANK OF NEW YORK (the "Trustee"), INNOVA, S. DE R.L. DE C.V. (the "Company") and THE BANK OF NEW YORK (LUXEMBOURG), as Luxembourg Paying Agent and Transfer Agent (the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

                  This Certificate relates to ______________ principal amount of Notes represented by a beneficial interest in the Rule 144A Note (CUSIP No. _______) held with the Depositary by or on behalf of [transferor] as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its interest for an interest in the Regulation S Note (CUSIP (CINS) No. ________) to be held by the Depositary.

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and that, with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby further certify that:

                  (i)               (A)     the offer of the Notes was not made
                                     to a person in the United States;

                                    (B)     either: (1)      at the time the buy
                                            order was originated, the transferee
                                            was outside the United States or the
                                            Transferor and any person acting on
                                            its behalf reasonably believed that
                                            the transferee was outside the
                                            United States, or

                                            (2)      the transaction was
                                            executed in, on or through the
                                            facilities of a designated offshore
                                            securities market and neither the
                                            Transferor nor any person acting on
                                            its behalf knows that the
                                            transaction was pre-arranged with a
                                            buyer in the United States;

                                    (C)     no directed selling efforts have
                                            been made in contravention of the
                                            requirements of Rule 903(b) or
                                            904(b) of Regulation S, as
                                            applicable; and

                                    (D)     the transaction is not part of a
                                            plan or scheme to evade the
                                            registration requirements of the
                                            Securities Act.

                          or (ii) With respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

                           This Certificate and the statements contained herein
are made for your benefit and the benefit of the Company and the Initial Purchasers of such Notes being exchanged or transferred. Terms used in this Certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                    [Insert Name of Transferor]

                                     By: _______________________________________
                                     Name:
                                     Title:

Dated:  __________________

cc: Innova, S. de R.L. de C.V.

                                    Exhibit E

                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                         EXCHANGE FROM REGULATION S NOTE
                                TO RULE 144A NOTE

The Bank of New York
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

                  Re:      Innova, S. de R.L. de C.V.
                           U.S.$_____ __% Senior Notes due 20__ (the "Notes")

                  Reference is hereby made to the Indenture dated as of _______, 200_, between THE BANK OF NEW YORK (the "Trustee"), INNOVA, S. DE R.L. DE C.V. (the "Company") and THE BANK OF NEW YORK (LUXEMBOURG), as Luxembourg Paying Agent and Transfer Agent (the "Indenture"). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

                  This Certificate relates to _________________________________
principal amount of Notes which are held in the form of the Regulation S Note (CUSIP No. ________) through the Depositary by or on behalf of transferor as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its interest in the Notes for an interest in the Rule 144A Note (CUSIP NO. _________).

                  In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                  This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers of the Notes being transferred.

                                  [Insert Name of Transferor]

                                  By:___________________________________________
                                     Name:
                                     Title:

Dated: _______________________
cc: Innova, S. de R.L. de C.V.